1 NewtekOne, Inc. Declares a Quarterly Dividend of $0.18 per Share Boca Raton, FL December 11, 2023 - NewtekOne, Inc. (the “Company”) (NASDAQ: NEWT), today announced that its Board of Directors declared a quarterly cash dividend of $0.18 per share on the outstanding common stock of NewtekOne. The dividend is payable on January 12, 2024 to shareholders of record as of December 29, 2023. About NewtekOne, Inc. NewtekOne®, Your Business Solutions Company®, is a financial holding company, which along with its bank and non-bank consolidated subsidiaries, (collectively, “NewtekOne”), provides a wide range of business and financial solutions under the Newtek® brand to the small- and medium- sized business (“SMB”) market. Since 1999, NewtekOne has provided state-of-the-art, cost- efficient products and services and efficient business strategies to SMB relationships across all 50 states to help them grow their sales, control their expenses and reduce their risk. NewtekOne’s and its subsidiaries’ business and financial solutions include: banking (Newtek Bank, N.A.), Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, Insurance Solutions, Web Services, and Payroll and Benefits Solutions. Newtek®, NewtekOne®, Newtek Bank, National AssociationTM, Your Business Solutions Company® and One Solution for All Your Business Needs® are registered trademarks of NewtekOne, Inc. Note Regarding Forward-Looking Statements Certain statements in this press release are “forward-looking statements” within the meaning of the rules and regulations of the Private Securities Litigation and Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. See “Note Regarding Forward-Looking Statements” and the sections entitled “Risk Factors” in the Company's filings with the Securities and Exchange Commission available on NewtekOne's website (https://investor.newtekbusinessservices.com/sec-filings) and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward-looking statements made by or on behalf of NewtekOne speak only as to the date they are made, and NewtekOne does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made..

2 SOURCE: NewtekOne, Inc. Investor Relations & Public Relations Contact: Jayne Cavuoto Telephone: (212) 273-8179 / jcavuoto@newtekone.com